Item 77C) Matters submitted to a vote of security holders:

The Lazard Funds, Inc. Proxy Voting Results
A special meeting of shareholders was held on November 1, 2002, to vote on the following proposals. The proposals received the required number of votes of shareholders of the relevant portfolio and were adopted.
Proposal 1: For all Portfolios, to elect a Board of Directors.
Director: John J. Burke
For: 317,994,375.638
Against: 0
Abstain: 850,901.715
Broker Non Vote: 0
Director: Kenneth S. Davidson
For: 317,983,919.390
Against: 0
Abstain: 861,357.963
Broker Non Vote: 0
Director: William Katz
For: 317,978,024.138
Against: 0
Abstain: 867,253.215
Broker Non Vote: 0
Director: Lester Z. Lieberman
For: 317,891,768.386
Against: 0
Abstain: 953,508.967
Broker Non Vote: 0
Directors: Richard Reiss, Jr.
For: 317,988,867.138
Against: 0
Abstain: 856,410.215
Broker Non Vote: 0
Director: Norman Eig
For: 318,055,705.390
Against: 0
Abstain: 789,571.963
Broker Non Vote: 0
Director: Herbert W. Gullquist
For: 318,055,480.390
Against: 0
Abstain: 789,796.963
Broker Non Vote: 0
Director: John Rutledge
For: 317,953,004.138
Against: 0
Abstain: 892,273.215
Broker Non Vote: 0
Proposal 2: For Equity, Small Cap, International Equity, Bond and Strategic Yield Portfolios only, increase the Portfolio's percentage limitation on lending securities.
Portfolio: Equity
For: 4,609,214.456
Against: 153,402.366
Abstain: 77,406.000
Broker Non Vote: 2,028,086.000

Portfolio: Small Cap
For: 19,679,601.591
Against: 1,569,831.054
Abstain: 40,294.878
Broker Non Vote: 6,227,105.000
Portfolio: International Equity
For: 119,196,308.520
Against: 5,473,620.972
Abstain: 230,302.646
Broker Non Vote: 38,798,585.000
Portfolio: Bond
For: 2,604,269.300
Against: 23,301.000
Abstain: 6,213.000
Broker Non Vote: 42,231.000
Portfolio: Strategic Yield
For: 11,259,544.396
Against: 24,693.403
Abstain: 20,847.921
Broker Non Vote: 9,304,415.000
Proposal 3: For Equity Portfolio only, expand the Portfolio's ability to invest in securities of a single issuer.
Portfolio: Equity
For: 4,604,538.204
Against: 202,342.618
Abstain: 33,142.000
Broker Non Vote: 2,028,086.000